Exhibit 99.1

Civista Bancshares, Inc. To Acquire Vision Financial Group, Inc.

SANDUSKY, Ohio and PITTSBURGH, Pennsylvania, September 30, 2022 /PRNewswire/ — Sandusky, Ohio-based Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) announced today the signing of a definitive stock purchase agreement pursuant to which Civista will acquire all of the issued and outstanding shares of Pittsburgh-based Vision Financial Group, Inc. (“VFG”), a leading privately held, independent, full-service general equipment leasing & financing company. Founded in 1991 by Fred Summers, VFG provides lending solutions to both small- and medium-sized businesses and large corporate customers across the United States. VFG plays a meaningful role in the success and growth of its customers’ businesses by serving as a knowledgeable and reliable financing source for revenue-producing equipment. Based on financial data as of June 30, 2022, VFG had total loan and lease assets of approximately $85 million, and is expected to generate loan and lease originations exceeding $110 million during 2022.

Upon completion of the transaction, VFG will become a subsidiary of Civista Bank, with current VFG leadership and all employees continuing in their positions, led by CEO Bill Summers. As a subsidiary of Civista Bank, VFG will continue to operate under the Vision Financial Group, Inc. name taking advantage of the company’s existing brand awareness within the equipment finance industry. This acquisition builds on Civista’s proven track record of partnering and acquiring like-minded businesses and financial institutions in order to leverage excess capital and deliver strong financial results to its shareholders. This partnership will also allow Civista to expand its product offerings and provide complementary services to its existing commercial lending customers.

“We are very excited to welcome VFG’s customers, employees, and business partners to the Civista family,” said Dennis G. Shaffer, CEO and President of Civista. “We have gotten to know the VFG team very well and admire the unique business that they have built over the past 30+ years. VFG’s very strong market position in the equipment finance industry built upon their deep knowledge of specific strategically targeted industry sectors will provide Civista with many additional opportunities for growth. We look forward to collaborating with VFG’s leadership team to enhance their lending platform and accelerate each other’s growth.”

“We are really excited to be joining with Civista, which has a terrific track record and a similar corporate culture to what we have built,” stated Bill Summers, CEO of VFG. “Vision Financial Group has been helping customers since our founding in 1991 through various interest rate and economic cycles. Our dedicated team believes that we can achieve significant growth and profitability as part of Civista Bank. With the additional resources and lower incremental funding costs provided by the bank, we will be poised to increase our activity with existing customers and build relationships with new customers, including some of the existing customers of Civista. Our team is very excited to build an even better Vision Financial Group as part of Civista Bank going forward.”

Subject to the terms of the purchase agreement, which has been unanimously approved by the Boards of Directors of Civista and the shareholder of VFG, Civista has agreed to acquire all of the issued and outstanding shares of VFG in exchange for consideration in the form of cash and shares of Civista common stock. Pursuant to the purchase agreement, an additional amount to be paid in shares of Civista common stock is subject to certain “earn-out” payments annually for two years following the closing of the acquisition. The transaction is expected to close on October 3, 2022, subject to the fulfillment of other customary closing conditions.

In preparation for the acquisition, extensive due diligence was performed over a multi-week period. Under the proposed terms, the acquisition of VFG is expected to be approximately 6.4% accretive to Civista’s earnings per share in the first-year post-integration (2023), approximately 15.1% accretive the following year (2024), and greater than 19.0% accretive on a run-rate basis thereafter, excluding any upside potential from identified revenue and operating synergies. In addition, any tangible book value dilution created in the transaction is expected to be earned back in less than 4 years after closing using the cross-over method. Post-closing, Civista’s capital ratios are expected to continue to exceed “well-capitalized” regulatory standards.

Janney Montgomery Scott, LLC is acting as financial advisor to Civista and Vorys, Sater, Seymour and Pease LLP is acting as its legal advisor in the transaction. Keefe, Bruyette & Woods, Inc. is acting as financial advisor to VFG and Moore & Van Allen PLLC is acting as its legal advisor.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $3.5 billion financial holding company headquartered in Sandusky, Ohio. Civista’s banking subsidiary, Civista Bank, operates 43 locations in Northern, Northwestern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista’s website may be accessed at www.civb.com. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

About Vision Financial Group, Inc.

Vision Financial Group, Inc. is a privately held, independent, full-service general equipment leasing & financing company. The firm was founded in 1991 in Pittsburgh, PA. and since then has been empowering its business partners to achieve their commercial objectives by creating affordable and flexible equipment leasing and financing solutions for the acquisition of most types of equipment and software that organizations need to function and grow. VFG primarily serves commercial organizations from “mom & pop” size businesses up to large publicly traded companies. VFG is a complete one-stop shop for most of its customers equipment lease financing needs. VFG conducts business in all 50 U.S. states and select U.S. territories and international markets.

Important Information for Investors and Shareholders

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, but are not limited to: Civista’s management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services: any statements or projections regarding the expected benefits of the transaction, including accretion to earnings that may be realized from the transaction; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “may”, “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward- looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Because forward-looking statements are by their nature, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under “Item 1A Risk Factors” of Part 1 of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any additional risk identified in Civista’s Quarterly Reports on Form 10-Q and other reports filed by Civista with the SEC. Undue reliance should not be placed on any of our forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Filed by Civista Bancshares, Inc.

Subject Company: Vision Financial Group, Inc.

SOURCE Civista Bancshares, Inc.